                         BRISTOL RETAIL SOLUTIONS, INC.
                          5000 BIRCH STREET, SUITE 205
                         NEWPORT BEACH, CALIFORNIA 92660

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 21, 1999

                                    9:00 A.M.


TO THE STOCKHOLDERS OF BRISTOL RETAIL SOLUTIONS, INC.


PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Bristol Retail Solutions, Inc., a Delaware corporation (the "Company"), will be held at the Corporate office located at 5000 Birch Street, Suite 205, Newport Beach , CA, on July 21, 1999 at 9 A.M., Local Time, or at any and all adjournments thereof, for the following purposes:


         1. To elect four (4) directors to the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

         2. To authorize the Board of Directors to effect up to a 1-for-__ reverse stock split of the Company's outstanding common stock;

         3. To ratify the appointment of the Company's independent auditors; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Proxy Statement dated June 21, 1999 is attached.

         The Board of Directors fixed the close of business on June 8, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. The financial statements of the Company for the year ended December 31, 1998 are contained in the accompanying Annual Report on Form 10-KSB and for the quarterly period ended March 31, 1999 on Form 10-QSB. The Annual Report does not form any part of the material for the solicitation of proxies. Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                           BY ORDER OF THE BOARD OF DIRECTORS,



Newport Beach, California                        Michael Shimada
June__, 1999                                       SECRETARY


         THIS IS AN IMPORTANT MEETING, AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AT THEIR EARLIEST CONVENIENCE. PROMPTNESS IN RETURNING THE EXECUTED PROXY CARD WILL BE APPRECIATED. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                         BRISTOL RETAIL SOLUTIONS, INC.
                          5000 BIRCH STREET, SUITE 205
                         NEWPORT BEACH, CALIFORNIA 92660

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of BRISTOL RETAIL SOLUTIONS, INC., a Delaware corporation (the "Company"), of proxies for use at the 1999 Annual Meeting of Stockholders ("Annual Meeting") to be held at the Corporate office located at 5000 Birch Street, Suite 205, Newport Beach, CA, on July 21, 1999 at 9 A.M., Local Time, or at any and all adjournments thereof. The cost of this solicitation will be borne by the Company. Directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 and Quarterly Report on Form 10-QSB for the period ended March 31 1999, are being mailed together with this Proxy Statement and form of Proxy. This Proxy Statement and form of Proxy are being mailed to stockholders of the Company on or about June__, 1999.

                       OUTSTANDING STOCK AND VOTING RIGHTS

         The Board of Directors fixed the close of business on June 8, 1999 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on that date will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holder of the Company at any time before it is voted. Also, although a stockholder may have given a proxy, such stockholder may nevertheless attend the meeting, revoke the proxy and vote in person. Unless authority is withheld in writing, proxies which are properly executed will be voted for the proposals thereon. The election of the directors nominated requires the affirmative vote of a plurality of the shares of the Company's common stock voting at the Annual Meeting in person or by proxy. The ratification of the appointment of the Company's auditors will require the affirmative vote of a majority of the shares of the Company's common stock voting at the Annual Meeting in person or by proxy. The amendment to the Company's Certificate of Incorporation to implement up to a 1 to __ reverse stock split of the outstanding shares of the Company's common stock will require the affirmative vote of a majority of the shares of the Company's common stock outstanding on the record date.

         As of June 8, 1999, the record date for determining the stockholders of the Company entitled to vote at the Annual Meeting, approximately 6,963,282 (excludes 5,000 shares held in treasury)shares of the Common Stock of the Company, $.001 par value ("Common Stock"), were issued and outstanding. Each share of Common Stock outstanding entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock outstanding (3,551,274 shares) as of the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum and have the effect of a negative vote on the approval of the reverse stock split. Abstentions and broker non-votes will have no effect for the election of directors or the ratification of the Company's auditors.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the Company's Common Stock beneficially owned at June 8, 1999 (i) by each person who is known by the Company to beneficially own, or exercise voting or dispositive control, 5% or more the Company's Common Stock on the record date based upon certain reports regarding ownership filed with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) by each of the Company's directors, nominees for directors and certain executive officers, and (iii) by all officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. At June 8, 1999, there were 6,963,282 shares of Common Stock of the Company outstanding.

Name and Address                                    Beneficial        Percent of
of Beneficial Owner (1)                            Ownership (2)         Class
-----------------------                            -------------         -----

Larry Cohen (3)                                      974,753             13.6%
Michael S. Shimada (4)                                60,000             *
Michael Pollastro (5)                                 57,275             *
Dr. Jack Borsting (6)                                 57,595             *
Peter Stranger (7)                                    35,000             *
N. Douglas Mazza (8)                                      --             *
Richard H. Walker (9)                                720,477             10.3%
Paul Spindler (10)                                   695,478             10.0%
All directors and executive officers as            1,184,623             16.3%
a group (8 persons)(11)

*   Less than one percent of the outstanding shares of Common Stock.

(1) Unless otherwise indicated below, the address of each person is c/o the Company at 5000 Birch Street, Suite 205, Newport Beach, California, 92660.

(2) Unless otherwise indicated below, the persons in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(3) Mr. Cohen is President, Director and Chairman of the Board of the Company. Amount includes (i) 740,478 shares held of record by East Ocean Limited Partners, which are beneficially owned by Mr. Cohen; (ii) 31,775 shares and 5,000 shares underlying warrants which are exercisable within 60 days of June 8, 1999, and which are held by Donna Cohen, wife of Mr. Cohen; (iii) 22,500 shares held in an IRA account, which are beneficially owned by Mr. Cohen; and (iv) 155,000 shares subject to options and 20,000 shares underlying warrants which are exercisable within 60 days of June 8, 1999.

(4) Mr. Shimada is a Vice President and Chief Financial Officer of the Company. Includes 50,000 shares subject to options exercisable within 60 days of June 8, 1999.

(5) Mr. Pollastro is Interim Chief Executive Officer and Chief Operating Officer of the Company. Includes 10,750 shares subject to options exercisable within 60 days of June 8, 1999.

(6) Mr. Borsting is a Director of the Company. Includes 45,000 shares subject to options exercisable within 60 days of June 8, 1999.

(7) Mr. Stranger is a Director of the Company. Includes 30,000 shares subject to options exercisable within 60 days of June 8, 1999.

(8) Mr. Mazza resigned as Senior Vice President and Chief Operating Officer of the Company on January 15, 1999.

(9) Amount includes: (i) 710,477 shares held of record by the Walker Family Trust, which are beneficially owned by Mr. Walker, the former President, Chief Executive Officer and Director of the Company and (ii)10,000 warrants. Address:
30872 Hunt Club Drive, San Juan Capistrano, California 92675.

(10) Amount includes: (i) 695,478 shares held of record by the Spindler Family Trust, which are beneficially owned by Mr. Spindler, the former Chairman of the Board, Executive Vice President and Secretary of the Company. Address: 10126 Empyrean Way, #104, Los Angeles, California 90067.

(11) Includes 290,750 shares subject to options exercisable within 60 days of June 8, 1999. The term of the options are 10 years from date of grant.

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representation that no other reports were required, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were timely filed.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Board of Directors is responsible for the overall affairs of the Company.

         The persons named in the enclosed proxy will vote to elect the four (4) proposed nominees named below unless contrary instructions are given in the proxy. The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the meeting. Each director is to hold office until the next annual meeting and until his successor is elected and qualified.

         The names and certain information concerning the persons nominated by the Nominating Committee for election at the Annual Meeting are set forth below. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy. Although each of the persons named below has consented to serve as a director if elected and the Board of Directors has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the nominees is relevant to your consideration of the slate proposed by the Board of Directors:

         The following table sets forth the names of the nominees, their positions with the Company, the year, if applicable, in which they became Directors and other related information. Executive officers are appointed annually and, except to the extent governed by employment contracts, serve at the discretion of the Board of Directors.

                              NOMINEES FOR ELECTION
                              ---------------------

                                               Position with
Name                           Age             the Company
----                           ---             -----------
Michael S. Shimada             49              Vice President, Chief Financial
                                                 Officer

Lawrence Cohen                 54              President, Chairman of the Board,
                                                 Director

Bernard Musmand                63              Director

Peter Stranger                 49              Director

         MICHAEL S. SHIMADA has served as Vice President and Chief Financial Officer of the Company since February 1998. Mr. Shimada served as Chief Operating Officer between January 18, 1999 and June 15, 1999. Before he joined the Company, Mr. Shimada was Chief Financial Officer of Spectrum Laboratories, Inc., a medical products company. Prior to that, he served as Chief Financial Officer of Elexsys International from 1993 to 1997. From 1981 to 1993, at Elexsys, he served as Controller, Corporate Controller and Vice President of Finance of this multi-division manufacturer of circuit boards and back panels.

         LAWRENCE COHEN is a founder of the Company and has served as Vice Chairman of the Board since its inception in April 1996. On January 18, 1999, the Board of Directors elected Mr. Cohen as Chairman of the Board and named him as President of the Company. Mr. Cohen served as interim Chief Executive Officer between January 18, 1999 and June 15, 1999. From November 1990 to September 1996, Mr. Cohen served as Chairman of the Board of BioTime, Inc., a biotechnology company engaged in the artificial plasma business. Mr. Cohen has also served as a director of ASHA Corporation, a publicly traded supplier of traction control systems, from April 1995 to present; a director of Apollo Genetics Inc., a company founded by Mr. Cohen which is engaged in the genetic pharmaceutical business, from January 1993 to the present; a director of Registry Magic Inc., a company founded by Mr. Cohen which develops voice recognition equipment, from November 1995 to present; and a director of Kaye Kotts Associates, Inc. from April 1995 to the present.

         PETER STRANGER has served as director of the Company since May 15, 1998. Mr. Stranger has also been President of the Los Angeles office of J. Walter Thompson & Company, a worldwide advertising agency and a subsidiary of the WWP Group, London since December 1997. He was a managing partner of Bozell Worldwide, a communications firm, from August 1995 to December 1997. Mr. Stranger was president of the Los Angeles office of Euro RSCG, an international communications holding company, from September 1989 until November 1994, and he was an officer of Della Famina, Travisano & Partners, an advertising agency, for the prior 15 years.

         BERNARD MUSMAND is currently serving as Managing Director of International Sales for Coleman & Company Securities, Inc. since March 1999. Prior to that he served as Portfolio Manager for H.D. Brous in New York from January 1998 to March 1999. He has been a Financial Advisor for Metal Recovery Technologies since 1994 and at American Track Systems International where he also served as a Member of the Board from 1994 to 1998. Mr. Musmand was a member of the Business Counsel for The Lighthouse of New York from 1982 to 1986, member of the Board for the Circle Repertory from 1993 to 1997 and the UBU Theater from 1994 to 1997.

         All directors hold office until the next meeting of stockholders and the election and qualification of their successors. Officers are elected by the Board of Directors and serve at the discretion of the Board.

         There is no family relationship between any of the Company's officers or directors.

OTHER EXECUTIVE OFFICERS

         MICHAEL POLLASTRO is currently serving as Interim Chief Executive Officer and Chief Operating Officer for the Company. Mr. Pollastro acquired Automated Register Systems, Inc. (ARS) in 1984 where he has been serving as President and Chief Executive Officer. Automated Register Systems, Inc. was acquired by the Company on December 31, 1996 and is a wholly-owned subsidiary. Mr. Pollastro has been in the Point-of-Sale (POS) business for over 15 years. Prior to that he served approximately three (3) years as Director of Management Information Services for the University of Washington Hospitals.


BOARD COMMITTEES

         The Company's Board of Directors has a standing Compensation Committee, Audit Committee, Executive Committee and Nominating Committee. The functions of the Compensation Committee include advising the Board of Directors on officer compensation and on employee compensation generally. The Compensation Committee held two (2) meetings during the year ended December 31, 1998, and currently consists of Dr. Jack R. Borsting. In addition, the Compensation Committee is the acting Plan Administrator for the Company's 1996 Equity Participation Plan and 1997 Employee Stock Purchase Plan.

         The Audit Committee is responsibile for recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and reviewing internal accounting controls. The Audit Committee held three (3) meetings during the year ended December 31, 1998. The Audit Committee currently consists of Dr. Jack R. Borsting and Peter Stranger.

         The functions of the Executive Committee include exercising all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, but does not include the power and authority to amend the Company's Certificate of Incorporation, adopt agreements of merger, consolidation or acquisition, recommend to stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommended to stockholders a dissolution of the Company or a revocation of dissolution, amend the Company's bylaws, declare a dividend or authorize the issuance of stock of the Company. The Executive Committee meets from time to time as necessary. The Executive Committee held two (2) meetings during the year ended December 31, 1998, and currently consists of Lawrence Cohen.

         The function of the Nominating Committee is to nominate persons to serve as members of the Company's Board of Directors. The Nominating Committee held one (1) meeting during the year ended December 31, 1998, and currently consists of Larry Cohen. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any Nominating Committee member or person appointed by the Board, or by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the bylaws of the Company. Such nominations, other than those made by or at the direction of the Board or by any Nominating Committee member or person appointed by the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal number of shares of capital stock of the Company which are beneficially owned by the person and
(iii) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of the stockholder and (ii) the class and number of shares of the Company's stock which are beneficially owned by the stockholder on the date of such stockholder notice. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director of the Company.

         The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of the bylaws of the Company. If the presiding officer determines that a nomination was not made in accordance with the terms of the bylaws of the Company, he shall so declare at the annual meeting and any such defective nomination shall be disregarded.


ATTENDANCE AT MEETINGS

         During the year ended December 31, 1998, the Board of Directors held a total of twelve (12) meetings. Additionally, there were approximately six (6) separate actions of the Board of Directors which were taken by unanimous written consent. All members of the Company's Board of Directors attended all of the meetings held during the year ended December 31, 1998, with the exception of one meeting missed by both Thomas Lutri and Jack Borsting.

EXECUTIVE COMPENSATION

         The following tables present information concerning the cash compensation paid and stock options granted to the Company's Chief Executive Officer and each additional executive officer of the Company whose total compensation exceeded $100,000 for the year ended December 31, 1998 ("1998") and for the year ended December 31, 1997 ("1997"). The notes to these tables provide more specific information regarding compensation.

                           SUMMARY COMPENSATION TABLE

                                                                                     SECURITIES
                                                                                     UNDERLYING        ALL OTHER
                                         FISCAL                                       OPTIONS/        COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR            SALARY($)       BONUS($)     SARS(#)              ($)
---------------------------               ----            ---------       --------     -------              ---

Richard H. Walker (2)                     1998            244,528(1)           _            _                _
President, Chief Executive                1997            244,803(1)           _       200,000               _
Officer & Director

Paul Spindler (3)                         1998             135,475(1)          _             _               _
Executive Vice President,                 1997             162,550(1)          _       200,000               _
Chairman of the Board of
Director and Secretary

N. Douglas Mazza (4)                      1998             175,000             _             _               _
Senior Vice President and                 1997               7,400             _       100,000               _
Chief Operating Officer

Michael S. Shimada (5)                    1998             103,365             _       200,000               _
Vice President and Chief                  1997                   _             _             _               _

Financial Officer

-----------------


(1) Includes compensation reported to the Internal Revenue Service as compensation for the use of automobiles leased by the Company for Mr. Walker and Mr. Spindler.

(2) Mr. Walker was terminated as President and Chief Executive Officer on January 18, 1999.

(3) Mr. Spindler resigned November 1, 1998 as Executive Vice President and signed a one year consulting contract with the Company. Mr. Spindler was paid $15,980 for investor relations consulting services.

(4) Mr. Mazza resigned from the Company on January 15, 1999.

(5) Mr. Shimada joined the Company in February 1998.

         The following table sets forth certain information concerning grants of stock options to each of the Company's executive officers named in the Summary Compensation Table during the year ended December 31, 1998.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                                                 % OF TOTAL
                         NUMBER OF SECURITIES    OPTIONS/SARS        EXERCISE
                              UNDERLYING          GRANTED TO          OR BASE
                             OPTIONS/SARS        EMPLOYEES IN          PRICE       EXPIRATION
      NAME                   GRANTED(#)(1)        FISCAL YEAR        ($/SH)(2)        DATE
      ----                   -------------        -----------        ---------        ----
Richard H. Walker                  _                   _                 _              _

Paul Spindler                      _                   _                 _              _

N. Douglas Mazza                   _                   _                 _              _

Michael S. Shimada              200,000              40.83%            3.1875       02/27/08
-----------------

(1) All options vest and become exercisable at the rate of 25% per year commencing on the first anniversary of the date of grant.

         OPTION EXERCISES. No options were exercised by any of the Company's executive officers named in the Summary Compensation Table during the year ended December 31, 1998.

         The following table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1998.

                       AGGREGATED OPTION/SAR EXERCISES IN
                      LAST FISCAL YEAR AND FISCAL YEAR-END
                                OPTION/SAR VALUES

                                                                NUMBER OF
                                                                SECURITIES          VALUE OF
                                                                UNDERLYING     UNEXERCISED IN-THE-
                                                                UNEXERCISED          MONEY
                                                              OPTIONS/SARS AT   OPTIONS/SARS AT
                                                                 FY-END(#)         FY-END($)
                    SHARE ACQUIRED ON                          EXERCISABLE/       EXERCISABLE/
      NAME             EXERCISE(#)        VALUE REALIZED($)    UNEXERCISABLE      UNEXERCISABLE
      ----             -----------        -----------------    -------------      -------------

Richard H. Walker           _                   _              55,363/105,487         _/_
                            _                   _               44,638/94,512         _/_

Paul Spindler               _                   _              55,363/105,487         _/_
                            _                   _               44,638/94,512         _/_

N. Douglas Mazza            _                   _               25,000/75,000         _/_

Michael S. Shimada          _                   _                 -/200,000           _/_

COMPENSATION OF DIRECTORS

         The Company's directors do not receive any cash compensation for serving on the Board of Directors or any committee thereof, but the Company has and will continue to pay the expenses of its directors incurred in attending Board and committee meetings. In addition, pursuant to the terms of the Company's Equity Participation Plan (the "Stock Option Plan"), each non-employee director of the Company will be granted options to purchase shares of the Company's Common Stock, at an exercise price equal to the fair market value of a share of Common Stock as of the date of the option grant. Persons who were non-employee directors as of the date of the initial public offering of the Company's Common Stock on November 13, 1996 received an option to purchase ten thousand (10,000) shares of Common Stock on the date of the initial public offering, (ii) and twenty thousand (20,000) shares the date of the second annual meeting of the Company's stockholders following the initial public offering, at which the director was re-elected to the Board and (iii) thirty thousand (30,000) shares the date that the director is re-elected to the Board at each subsequent annual meeting of stockholders. Persons who are elected as non-employee directors after the date of the initial public offering of the Company receive an option to purchase thirty thousand (30,000) shares of Common Stock on the following dates: (i) the date of such election to the Board, (ii) the date of the second annual meeting following such meeting at which the director was re-elected to the Board and (iii) the date that the director is re-elected to the Board at each subsequent annual meeting of stockholders. Options granted to non-employee directors under the Stock Option Plan become exercisable in annual installments of twenty-five percent (25%) on each of the first, second, third and fourth anniversaries of the option grant. Options granted to non-employee directors subsequent to the second annual meeting of stockholders become exercisable at one hundred percent (100%) on the date of grant.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

         The Company had entered into employment agreements with its Chief Executive Officer, Richard H. Walker and its Executive Vice President, Paul Spindler, each containing confidentiality provisions and covenants not to compete. In addition, both employment agreements have clauses providing for payment of the amount of unpaid salary that would have been due through the expiration of the term of the agreement in the event that the agreement is terminated due to death or disability. In the event of termination of either agreement for cause, salary shall be paid through the date of termination. Mr. Walker's employment was terminated for cause by the Board of Directors on January 18, 1999 and was paid through the date of termination. On February 17, 1999, Mr. Walker resigned from the Board of Directors. Mr. Spindler resigned as Executive Vice President on November 1, 1998, at which time the Company, approved by the Board of Directors entered into a one year $100,000 consulting contract for investor relation services. For the first year the fee is guaranteed and renewable with the approval of the Company's Board of Directors. In addition, to the fee, the Company pays one-half of a monthly car lease and reimbursement of reasonable business expenses. In March 1999, the Company and Mr. Spindler entered into a settlement agreement regarding sales of Mr. Spindler's shares of Stock and options for the amount of Eighty-Three Thousand, Three Hundred Sixty Six Dollars and Ninety Two Cents ($83,366.92) and final payment of his Consulting Agreement for Forty Thousand Dollars ($40,000.00). Disputes between the parties arose regarding the terms of the settlement agreement. The Company and Mr. Spindler are currently negotiating the terms of the agreement.

         On October 30, 1997, the Company entered into an employment agreement with N. Douglas Mazza, Senior Vice President and Chief Operating Officer of the Company, whereby the Company agreed to pay Mr. Mazza a salary of One Hundred Eighty-Two Thousand Dollars ($182,000) per year beginning January 1, 1998. On January 15, 1999, Mr. Mazza resigned from the Company to accept a similar position at a non-profit organization.

         On January 18, 1998, the Company entered into an employment agreement with Michael S. Shimada, Vice President and Chief Financial Officer of the Company, whereby the Company agrees to pay Mr. Shimada a salary of One Hundred Twenty-Five Thousand Dollars ($125,000) per year beginning February 2, 1998. In addition, Mr. Shimada was awarded incentive stock options to purchase one hundred thousand (100,000) shares of Common Stock of the Company and additional incentive and nonqualified stock options to purchase one hundred thousand (100,000) shares of Common Stock of the Company if Mr. Shimada meets mutually agreed upon goals which were met during 1998. The agreement contains a clause guaranteeing a severance payment provided that Mr. Shimada has been employed for one (1) year and is terminated for reason other than cause, the severance payment shall be equal to eighteen (18) weeks' salary.

         On January 1, 1997, the Company entered into an employment agreement with Micheal Pollastro, President of Automated Retail Systems, Inc. a wholly-owned subsidiary of the Company, whereby the Company agrees to pay Mr. Pollastro One Hundred Thirty Thousand Dollars ($130,000) per year ending December 31, 1999. The agreement contains confidentiality provisions and covenants not to compete. In addition, the employment agreement has a clause providing for payment of the amount of unpaid salary that would have been due through the expiration of the term of the agreement in the event that the agreement is terminated due to death or disability. In the event of voluntary resignation or termination for cause, salary shall be paid through the date of termination. The employment agreement does not have severance or change-in-control provisions.

         The Company has employment agreements with certain executive officers and employees, the terms of which expire at various times through 2002 and provide for minimum salary levels. In addition, certain officers of the acquired companies receive a portion of the acquired company's pre-tax profits greater than the amount defined in the officer's employment agreement. At December 31, 1998, no provision for bonus payments were made for these certain employment agreements due to the fact that the acquired companies incurred pre-tax losses. The aggregate commitment for future salaries and the guaranteed bonus amounts was $2,019,455 at December 31, 1998 excluding bonus contingent on achieving certain pre-tax profits. The Company believes payment of these contingent bonuses will not have a material adverse effect on results of operations, financial condition or cash flows. In addition, the Company has entered into an employment contract with a former owner of a subsidiary, expiring in 2009, that provides for a minimum salary that is payable even in the event of termination for cause or upon death. The aggregate commitment for future salaries and guaranteed bonus amounts under this contract at December 31, 1998, as amended in March 1999 was $246,573. At December 31, 1998, the Company has accrued $103,754 for future payment under this contract.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company was incorporated on April 3, 1996, and in connection with its initial capitalization issued an aggregate of 2,648,745 shares of Common Stock for $.007 per share in the following manner: (i) 785,794 shares were issued to East Ocean Limited Partnership ("East Ocean"), an investor affiliated with Lawrence Cohen; (ii) 732,819 shares were issued to the Walker Family Trust, an investor affiliated with Richard H. Walker; (iii) 732,820 shares were issued to the Spindler Family Trust dated February 1, 1994, an investor affiliated with Paul Spindler; and (iv) the remaining 397,312 shares were issued to two other stockholders of the Company. In August 1996, East Ocean transferred 17,658 shares to each of the Walker Trust and the Spindler Trust for $.007 per share.

         Up to April 1998, the Company purchased insurance coverage through an insurance broker who is the brother-in-law of Mr. Walker. The Company paid premiums totaling $73,845 for the year ended December 31, 1997 for insurance coverage expiring at various dates through November 1998.

         On June 3, 1996 and in connection with a private placement of the Company's Common Stock, the Company issued 105,950 shares to Dr. Thomas Lutri, a director of the Company at the time of the issuance, at a price of $0.94 per share. On June 28, 1996, the Company issued 13,243 shares to Mr. Maurice Johnson, Vice President of the Company at the time of the issuance, and on July 1, 1996, the Company issued 10,595 shares to Dr. Jack Borsting, a director of the Company, in each case at a price of $0.94 per share. The Board of Directors of the Company determined the price of the shares issued to Messrs. Lutri, Johnson and Borsting based on the then current financial condition of the Company and the per share price for such shares equaled the price per share of Common Stock issued on June 28, 1996, to third parties in connection with the private placement of the Company's Common Stock.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                   VOTE "FOR" THE ELECTION OF THE NOMINEES FOR
                           DIRECTORS SET FORTH ABOVE.

       AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT UP TO A 1-FOR-__ REVERSE
           STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK DEPENDING UPON
           A DETERMINATION BY THE BOARD THAT A REVERSE STOCK SPLIT IS
                   IN OUR BEST INTEREST AND OUR STOCKHOLDERS.

         On June 7, 1999, the Company was notified by Nasdaq that it must effect a reverse stock split sufficient to substain a closing bid price of $1.00 per share for a minimum of 10 consecutive trading days. In our effort to comply with Nasdaq's request, on June __, 1999, the Board of Directors voted unanimously to authorize and recommend that our shareholders approve a proposal to effect up to a 1-for- __ reverse stock split (the "Reverse Stock Split") of the Company's Common Stock that may be effected in one or more increments by our Board depending on market conditions at any time or from time to time until the next annual stockholders meeting. Pursuant to the Reverse Stock Split, each ______ (or such lesser number of as the Board of Directors deems appropriate) of the outstanding shares of our Common Stock on the date of the Reverse Stock Split (the "Old Shares") will be automatically converted into one share of our Common Stock (the "New Shares"). The Reverse Stock Split, if authorized by our stockholders, will be effected only as required by Nasdaq and upon a determination by our Board of Directors to such effect that the Reverse Stock Split will result in the greatest marketability and liquidity of our Common Stock, based upon the prevailing market conditions, the likely effect on the market price of our Common Stock and other relevant factors. The Reverse Stock Split and Reduction will become effective upon filing of a Certificate of Amendment (the "Certificate of Amendment") to our Certificate of Incorporation with the Delaware Secretary of State.

PURPOSE AND EFFECT OF PROPOSED REVERSE STOCK SPLIT

         One of the key requirements for continued listing on Nasdaq SmallCap Market is that our Common Stock must maintain a minimum bid price above $1.00 per share. We were notified by Nasdaq that we must effect a reverse stock split of outstanding common stock sufficient to allow us to sustain compliance with the $1.00 minimum bid price request for a period of ten days. Accordingly, the Company believes that the Reverse Stock Split will improve the price level of our Common Stock so that we are able to maintain compliance with the Nasdaq listing standards. In addition our Board also believes that the higher share price which should result from the Reverse Stock Split will help generate interest in the Company among investors.

         The effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted. There can be no assurance that the market price per New Share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of Old Shares of our Common Stock outstanding resulting from the Reverse Stock Split, or that such price will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

         The Reverse Stock Split will effect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, we will issue any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split one Share of our Common Stock.

         The Reverse Stock Split would have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock. Upon the effectiveness of the Reverse Stock Split, the number of shares owned by each holder of Common Stock will be reduced by the ratio of up to 1 to __ (or such lesser ratio as the Board of Directors deems appropriate) shares of Common Stock he, she or it owned immediately prior to the Reverse Stock Split. The per share loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

         Assuming a 1-for-__ Reverse Stock Split, the principal effect of the Reverse Stock Split will be that (i) the number of shares of Common Stock issued and outstanding (including those issued pursuant to the Company's 1996 Equity Participation plan, as amended) will be reduced from 6,963,282 shares to approximately ___________ shares, (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options, one-________ of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options immediately preceding the Reverse Stock Split at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the Reverse Stock Split, and (iii) the number of shares included in the our 1997 Employee Stock Purchase Plan will be reduced to 1/__ of the number of shares currently included in such Plan.

         The Reverse Stock Split will not effect the par value of the Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced to 1/__th of its present amount (assuming a 1 for __ Reverse Stock Split), and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.

MANNER OF EFFECTING THE REVERSE STOCK SPLIT AND THE EXCHANGE STOCK CERTIFICATES

         In the event our stockholders approve the Reverse Stock Split and following the determination by our Board of whether or not the Reverse Stock Split must be effected in accordance with Nasdaq's request, the Reverse Stock Split will be effected by the filing of the Certificate of Amendment with the Secretary of the State of Delaware. The Reverse Stock Split will become effective on the date of filing the Certificate of Amendment unless we specify otherwise (the "Effective Date"). As soon as practicable after the Effective Date, we will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares into which his Old Shares have been reclassified as a result of the Reverse Stock Split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of New Shares in the appropriately reduced number.

NO RIGHTS OF APPRAISAL

         Under the Delaware General Corporation Law, our dissenting stockholders are not entitled to appraisal rights with respect to our proposed amendment to the Charter to effect the Reverse Stock Split and we will not independently provide our stockholders with any such right.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         We believe that the federal income tax consequences of the Reverse Stock Split to holders of Old Shares and holders of New Shares will be as follows:

                  1. Except as set forth in (5) below, no gain or loss will be recognized by a stockholder on the surrender of the Old Shares or receipt of a certificate representing New Shares.

                  2. Except as set forth in (5) below, the aggregate tax basis of the New Shares will equal the aggregate tax basis of the Old Shares exchanged therefor.

                  3. Except as set forth in (5) below, the holding period of the New Share will include the holding period of the Old Shares if such Old Shares were held as capital assets.

                  4. The conversion of the Old Shares into the New Shares will produce no gain or loss to us.

                  5. The federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

         Our beliefs regarding, the tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as bank, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

         The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he resides.

         The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.

         Approval of the Reverse Stock Split and Reduction will require the affirmative vote of a majority of the outstanding shares of our Common Stock.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE REVERSE STOCK SPLIT

                      APPOINTMENT OF THE COMPANY'S AUDITORS

         The appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ended December 31, 1999, will be submitted for ratification by the stockholders.

         Although the Board of Directors of the Company is submitting the appointment of Deloitte & Touche LLP for stockholder approval, it reserves the right to change the selection of Deloitte & Touche LLP as auditors, at any time during the fiscal year, if it deems such change to be in the best interest of the Company, even after stockholder approval. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
              VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP
                     AS INDEPENDENT AUDITORS FOR THE COMPANY
                  FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

         The Company is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

                                  OTHER MATTERS

         Management is not aware of any other business which may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

                 STOCKHOLDERS' PROPOSALS TO BE PRESENTED AT THE
                  COMPANY'S NEXT ANNUAL MEETING OF STOCKHOLDERS

         Stockholder proposals intended to be presented for the next annual meeting of stockholders of the Company must be received by the Company, at its principal executive offices not later than ___. Any such proposal will be subject to the Company's Bylaws, as amended.

         In addition, the proxies solicited by the Board of Directors for the next annual meeting of the Company's stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than __, 2000.

                    AVAILABILITY OF FORM 10-KSB ANNUAL REPORT

         A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, has been included with this Proxy Statement, but is exclusive of certain exhibits filed therewith, including related exhibits as filed with the Securities and Exchange Commission. These exhibits are available without charge to stockholders upon request to Bristol Retail Solutions, Inc, Attn:
Michael Shimada, 5000 Birch Street, Suite 205, Newport Beach, California 92660.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                               Michael Shimada
Newport Beach, California                         SECRETARY
June __, 1999

       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

                         BRISTOL RETAIL SOLUTIONS, INC.

            PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- JULY 21 , 1999

         The undersigned, revoking all previous proxies, hereby appoint(s) Larry Cohen as Proxy, with full power of substitution, to represent and to vote all Common Stock of Bristol Retail Solutions, Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held in Newport Beach, California on July 21, 1999, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING.

     1. To elect the following individuals to the Board of Directors to serve for the term of their designated class and until their successors have been elected and qualified. Nominees:

              Lawrence Cohen    Michael Shimada  Peter Stranger  Bernard Musmand

              (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE PLEASE DRAW A LINE THROUGH THAT NOMINEE'S NAME)

              [ ] WITHHOLDING AUTHORITY to vote for all nominees listed above

     2. To authorize the Board of Directors to effect up to a 1-for-___ reverse stock split of the Company's outstanding Common Stock.

              [ ]  FOR            [ ]  AGAINST             [ ]  ABSTAIN

     3.       To ratify the appointment of the Company's independent auditors.

              [ ]  FOR            [ ]  AGAINST             [ ]  ABSTAIN


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND PROPOSAL 3.

         The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or other entity, please sign in the corporate name by President or other authorized officer or person. If a partnership, please sign in partnership name by authorized person.



                                    --------------------------------------------
                                    Signature


                                    --------------------------------------------
                                    Signature If Held Jointly


                                    --------------------------------------------
                                    (Please Print Name)


                                    --------------------------------------------
                                    Number of Shares Subject to Proxy


Dated:  ________________________, 1999

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.